Exhibit 4.3

EXECUTION VERSION

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 22, 2019, by and among Nexstar Broadcasting, Inc., a Delaware corporation (the “Issuer”), Nexstar Media Group, Inc., a Delaware corporation (“Parent”), the other guarantors party hereto (together with Parent, the “Guarantors”) and Citibank, N.A., as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer, the Guarantors and the Trustee have heretofore executed and delivered an indenture, dated as of July 3, 2019 (as amended or supplemented prior to the date hereof, the “Indenture”), relating to the issuance of 5.625% Senior Notes due 2027;

WHEREAS, pursuant to and on the date of the Indenture, the Issuer initially issued $1,120,000,000 aggregate principal amount of its 5.625% Senior Notes due 2027 (the “Initial Notes”);

WHEREAS, Section 2.1(a) of the Indenture provides that Additional Notes may be issued from time to time by the Issuer (subject to the Issuer’s compliance with Sections 3.2 and 3.6 of the Indenture) without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and, except as set forth therein, shall have the same terms as to status, redemption or otherwise as the Initial Notes;

WHEREAS, the Issuer and the Guarantors desire to execute and deliver this Supplemental Indenture for the purpose of issuing an additional $665,000,000 aggregate principal amount of 5.625% Senior Notes due 2027, having terms substantially identical in all material respects to the Initial Notes (the “Additional 2027 Notes” and, together with the Initial Notes, the “Notes”); and

WHEREAS, Section 9.1(7) of the Indenture provides that the Issuer, the Guarantors and the Trustee may supplement the Indenture without the consent of any Holder to provide for the issuance of Additional Notes in accordance with the terms of the Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1)    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)    Additional Notes. As of the date hereof, the Issuer will issue, and the Trustee is directed to authenticate and deliver, the Additional 2027 Notes in an aggregate principal amount of $665,000,000, which constitute Additional Notes under the Indenture, having terms substantially identical in all material respects to the Initial Notes, at an issue price of 104.875%, plus accrued and unpaid interest from July 3, 2019. The interest on the Additional 2027 Notes shall accrue from July 3, 2019. The Additional 2027 Notes shall be issued as Restricted Notes under the Indenture. The Initial Notes and the Additional 2027 Notes shall be treated as a single class for all purposes under the Indenture.

(3)    Necessary Actions. Each of the Issuer and the Guarantors hereby represents and warrants that all actions necessary to give effect to this Supplemental Indenture have been taken.

(4)    Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

(5)    Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

(6)    Headings. The headings of the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

(7)    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guarantors. The Trustee shall not be accountable for the use or application by the Issuer of the Notes or any Additional Notes or the proceeds thereof.

(8)    Continued Effect. Except as expressly supplemented and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture (as supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all the terms and conditions of this Supplemental Indenture, with respect to the Notes, shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

NEXSTAR BROADCASTING, INC.

By:	/s/ Thomas E. Carter
Name:	Thomas E. Carter
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Second Supplemental Indenture]

NEXSTAR MEDIA GROUP, INC. LIN TELEVISION OF TEXAS, INC.

By:	/s/ Thomas E. Carter
Name:	Thomas E. Carter
Title:	Chief Financial Officer

[Signature Page to Second Supplemental Indenture]

MISSION BROADCASTING, INC.

By:	/s/ Dennis P. Thatcher
Name:	Dennis P. Thatcher
Title:	President and Treasurer

[Signature Page to Second Supplemental Indenture]

501 N. ORANGE HOLDCO, LLC
AL-HUNTSVILLE-200 HOLMES AVENUE, LLC
AR-FORT SMITH-318 NORTH 13TH STREET, LLC
AR-VAN BUREN-179 GLADEWOOD ROAD, LLC
CA-4655 FRUITRIDGE ROAD, LLC
CA-LATS SOUTH, LLC
CA-LOS ANGELES TIMES SQUARE, LLC
CA-OLYMPIC PLANT, LLC
CHICAGOLAND TELEVISION NEWS, LLC
CLASSIFIED VENTURES HOLDCO, LLC
CO-1006 LOOKOUT MOUNTAIN ROAD, LLC
CO-CLEAR CREEK COUNTY-ARGENTINE PASS, LLC
CO-DENVER-100 EAST SPEER BOULEVARD, LLC
CO-GOLDEN-21214 CEDAR LAKE ROAD, LLC
CT-121 WAWARME AVENUE, LLC
CT-285 BROAD STREET, LLC
CT-WTIC, LLC
FL-633 NORTH ORANGE AVENUE, LLC
FL-DEERFIELD PLANT, LLC
FL-ORLANDO SENTINEL, LLC
FOXCO ACQUISITION FINANCE CORPORATION
FOXCO ACQUISITION SUB, LLC
FOXCO ACQUISITION, LLC
IA-ALLEMAN POLK COUNTY, LLC
IA-DES MOINES-1801 GRAND AVENUE, LLC
IL-11201 FRANKLIN AVENUE, LLC
IL-16400 SOUTH 105TH COURT, LLC
IL-2501 WEST BRADLEY PLACE, LLC
IL-3249 NORTH KILPATRICK, LLC
IL-3722 VENTURA DRIVE, LLC
IL-720 ROHLWING ROAD, LLC
IL-777 WEST CHICAGO AVENUE, LLC
IL-HENRY COUNTY-RUSTIC HILL, LLC
IL-MOLINE-3003 PARK 16 STREET, LLC
IL-ORION-2880 NORTH 1100 AVENUE, LLC
IL-TRIBUNE TOWER, LLC
IN-2350 WESTLANE ROAD, LLC
IN-6910 NETWORK PLACE, LLC
IN-TRAFALGAR WTTV, LLC
IN-WINDFALL WTTV, LLC
KDAF, LLC
KIAH, LLC
KPLR, INC.
KRCW, LLC
KSTU LICENSE, LLC
KSTU, LLC
KSWB, LLC

By:	/s/ Thomas E. Carter
Name:	Thomas E. Carter
Title:	Treasurer

[Signature Page to Second Supplemental Indenture]

KTLA, LLC

KTVI LICENSE, LLC

KTVI, LLC

KTXL, LLC

KWGN, LLC

LOCAL TV AIRCRAFT, INC.

LOCAL TV FINANCE CORPORATION

LOCAL TV FINANCE, LLC

LOCAL TV HOLDINGS, LLC

LOCAL TV NORFOLK REAL ESTATE, LLC

LOCAL TV, LLC

MAGIC T MUSIC PUBLISHING COMPANY, LLC

MD-3400 CARLINS PARK DRIVE, LLC

MD-601 N. CALVERT, LLC

MD-NORTH CALVERT STREET, LLC

MI-3117 PLAZA DRIVE, LLC

MI-DAVIS ROAD, LLC

MO-KANSAS CITY-3020 SUMMIT STREET, LLC

MO-ST LOUIS-EMIL AVENUE, LLC

NC-HIGH POINT-2005 FRANCIS STREET, LLC

NC-SOFIA-4119 OLD COURTHOUSE ROAD, LLC

OAK BROOK PRODUCTIONS, LLC

OH-CLEVELAND-5800 SOUTH MARGINAL ROAD, LLC

OH-PARMA-4501 WEST PLEASANT VALLEY ROAD, LLC

OK-OKLAHOMA CITY-EAST BRITTON ROAD, LLC

OR-10255 SW ARCTIC DRIVE, LLC

PA-550 EAST ROCK ROAD, LLC

PA-2005 SOUTH QUEEN STREET, LLC

PA-5001 WYNNEFIELD AVENUE, LLC

PA-LUZERNE COUNTY-PENOBSCOT MOUNTAIN, LLC

PA-MOOSIC-16 MONTAGE MOUNTAIN ROAD, LLC

PA-MORNING CALL, LLC

PA-RANSOM, LLC

PA-SOUTH ABINGTON-RT 11 AND MORGAN HWY, LLC

RIVERWALK HOLDCO II, LLC

RIVERWALK HOLDCO, LLC

TN-MEMPHIS-803 CHANNEL 3 DRIVE, LLC

TOWER DISTRIBUTION COMPANY, LLC

TOWERING T MUSIC PUBLISHING COMPANY, LLC

TREH CM MEMBER 2, LLC

TREH COSTA MESA, LLC

By:	/s/ Thomas E. Carter
Name:	Thomas E. Carter
Title:	Treasurer

[Signature Page to Second Supplemental Indenture]

TRIBUNE (FN) CABLE VENTURES, LLC

TRIBUNE BROADCASTING COMPANY II, LLC

TRIBUNE BROADCASTING COMPANY, LLC

TRIBUNE BROADCASTING DENVER LICENSE, LLC

TRIBUNE BROADCASTING DENVER, LLC

TRIBUNE BROADCASTING FORT SMITH LICENSE, LLC

TRIBUNE BROADCASTING FORT SMITH, LLC

TRIBUNE BROADCASTING HARTFORD, LLC

TRIBUNE BROADCASTING INDIANAPOLIS, LLC

TRIBUNE BROADCASTING KANSAS CITY, INC.

TRIBUNE BROADCASTING NORFOLK, LLC

TRIBUNE BROADCASTING OKLAHOMA CITY LICENSE, LLC

TRIBUNE BROADCASTING OKLAHOMA CITY, LLC

TRIBUNE BROADCASTING SEATTLE, LLC

TRIBUNE ENTERTAINMENT COMPANY, LLC

TRIBUNE MEDIA COMPANY

TRIBUNE NATIONAL MARKETING COMPANY, LLC

TRIBUNE REAL ESTATE HOLDINGS II, LLC

TRIBUNE REAL ESTATE HOLDINGS, LLC

TRIBUNE TELEVISION NEW ORLEANS, INC.

TX-7700 WESTPARK DRIVE, LLC

TX-8001 JOHN CARPENTER FREEWAY, LLC

UT-SALT LAKE CITY-AMELIA EARHART DRIVE, LLC

VA-216 IRONBOUND ROAD, LLC

VA-NORFOLK-720 BOUSH STREET, LLC

VA-PORTSMOUTH-1318 SPRATLEY STREET, LLC

VA-RICHMOND, LLC

VA-SUFFOLK-5277 NANSEMOND PARKWAY, LLC

WA-1813 WESTLAKE AVENUE, LLC

WDAF LICENSE, INC.

WDAF TELEVISION, INC.

WDCW, LLC

WGHP LICENSE, LLC

WGHP, LLC

WGN CONTINENTAL BROADCASTING COMPANY, LLC

WHNT LICENSE, LLC

WHNT, LLC

WHO LICENSE, LLC

WHO TELEVISION, LLC

WI-BROWN DEER-9001 NORTH GREEN BAY ROAD, LLC

WI-MILWAUKEE-1100 EAST CAPITAL DRIVE, LLC

By:	/s/ Thomas E. Carter
Name:	Thomas E. Carter
Title:	Treasurer

[Signature Page to Second Supplemental Indenture]

WITI LICENSE, LLC

WITI TELEVISION, LLC

WJW LICENSE, LLC

WJW TELEVISION, LLC

WNEP, LLC

WPHL, LLC

WPIX, LLC

WPMT, LLC

WQAD LICENSE, LLC

WQAD, LLC

WREG LICENSE, LLC

WREG, LLC

WSFL, LLC

WTVR LICENSE, LLC

WTVR, LLC

WXMI, LLC

By:	/s/ Thomas E. Carter
Name:	Thomas E. Carter
Title:	Treasurer

[Signature Page to Second Supplemental Indenture]

CITIBANK, N.A.,
as Trustee

By:	/s/ Danny Lee
Name:	Danny Lee
Title:	Senior Trust Officer

[Signature Page to Second Supplemental Indenture]